Exhibit 99.11
CONSENT OF CHRISTOPHER G. MILLER
Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Christopher G. Miller, hereby consent to be named as a prospective director of Community Bankers Acquisition Corp. (“Community Bankers”) in the Registration Statement on Form S-4 of Community Bankers, dated February 26, 2008, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

Signature:	/s/ Christopher G. Miller

Name:	Christopher G. Miller
Dated: February 25, 2008